QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

[Logo]	480 S. Holly Street. Suite 5 Denver, Colorado 80246 Main: 303-316-8577 Toll Free: 800-313-2234 Fax: 303-316-9004 www.v3s.com

EMPLOYMENT AGREEMENT BETWEEN
VITACUBE SYSTEMS HOLDINGS, INC.
AND SANFORD D. GREENBERG

        This Employment Agreement ("the Agreement") between VitaCube Systems Holdings, Inc. and Sanford D. Greenberg ("Employee") entered effective as of the 1st day of April 2004 ("Effective Date"), sets forth the terms, which shall govern the employment of Employee with VitaCube Systems Holdings, Inc. ("Employer" or the "Company").

        1.     EMPLOYMENT.

          (a)   Employer agrees to employ Employee, and Employee agrees to be employed by Employer, as Chief Executive Officer and President until terminated as herein provided. The Company's Board of Directors may amend employee's job title and description from time to time. Employee hereby accepts employment by the Company and agrees diligently and faithfully to perform his duties pursuant to this Agreement on a full time basis.

          (b)   Employee will devote his full business hours and energies to the business of the Employer to accomplish all duties reasonably assigned, and will devote his best efforts to advance the interests of the Employer. During the term of this Agreement, without the prior approval of the Company's Board, Employee shall not be engaged in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage, which may interfere with his duties under this Agreement, except that Employee shall be entitled to continue acting as a stockbroker so long as such activity does not materially interfere with his employment by the Company.

          (c)   Employee's duties shall include: management of operations of the Company, sales, marketing, and strategic planning for the Company, supervision and direction of employees and other corporate officers, and all other duties necessary to perform the foregoing responsibilities or assigned to Employee by the Board. Employee will have the authority to perform and execute the necessary actions to implement the operational initiatives set by the Employer acting through its Board of Directors.

          (d)   EMPLOYEE ACKNOWLEDGES AND THE PARTIES AGREE THAT EMPLOYEE IS ONE OF THE COMPANY'S EXECUTIVE AND MANAGEMENT PERSONNEL AND THAT THE CONFIDENTIALITY AND NON-SOLICITATION COVENANTS AND PROVISIONS CONTAINED IN THIS AGREEMENT ARE FULLY ENFORCEABLE AGAINST HIM.

        2.     COMPENSATION.

          (a)   Employee will receive as compensation for all responsibilities a base salary ("Base Salary") of $150,000 per year, payable according to the salary schedule of Employer. In addition to the Base Salary and the Plan Bonus described below, Employee may receive a bonus in such amount as the Board of Directors in its sole discretion shall determine.

          (b)   Employee also shall receive options (the "Options") to purchase, at a price of $.60 per share, an aggregate of 4,000,000 shares of Employer's common stock. The terms of the Options are set out in the form of Option Agreement attached hereto.

        3.     DEDUCTIONS. To the extent required by law, all compensation the Company pays Employee is subject to federal, state, and municipal withholding requirements, any applicable occupational privilege tax and any court ordered deductions such as garnishments. Compensation may also be reduced by deductions the Employee authorizes for insurance, 401(k) contributions, and other similar purposes.

        The Employee's final paycheck will be reduced by the amount of any lawful charge or indebtedness the Employee owes the Company.

        4.     BONUSES. Employer intends to initiate an incentive executive bonus plan (the "Plan Bonus") for all executives of the Company. Employee will be eligible for inclusion for the Plan Bonus if and when it is instituted by the Company, but only on the same basis as other executives may participate and as approved by the compensation committee of the Board of Directors, or such equivalent Board body, on this basis.

        5.     BENEFITS. Employee will be entitled to participate in any and all benefit plans, including health insurance, provided to other senior executive employees. In addition:

          a.     Employer shall provide Employee with an auto allowance of $1500 per month.

          b.     Employee shall be entitled to eight (8) weeks of paid vacation each year, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies applicable to such personnel. In addition, Employee shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

Employee will be entitled to the protection of any director and officer liability insurance that the Company in its sole discretion may purchase. The Company is not required to carry such insurance.

        6.     EXPENSES. Employee shall be promptly reimbursed for all expenses reasonably and necessarily incurred by him in the performance of his duties under this Agreement upon presentation of proof of such expenses in a form acceptable to the Company. In addition, the Company shall pay the expenses reasonably incurred by Employee in connection with a cellular telephone and a home high-speed digital telephone/internet connection.

        7.     CONFIDENTIAL INFORMATION.

          (a)   Employee recognizes and acknowledges that he will have access to, become acquainted with, and obtain certain confidential and proprietary information of the Employer, and that such information constitutes valuable, special and unique property of the Employer. Employee acknowledges and agrees that such information shall include, but is not limited to, trade secrets, know-how, formulas, ingredients, inventions, techniques, processes, computer programs, schematics, data, designs, financial information, studies, supply contracts, formulations, strategic and marketing plans and data, sales and marketing plans, nutritional and fitness plans, and vendor and customer lists. Employee will not disclose any of such confidential, proprietary or trade secret information except as is necessary to perform his duties for the Employer. Employee further agrees that he will not at any time use any of such confidential information in competing with Employer. Employee further agrees that he shall maintain, at all times, the Employer's confidential, proprietary and trade secret information in a confidential manner and protect it from disclosure to any person who is not subject to a Confidentiality Agreement with the Employer.

          (b)   In the event of a breach or threatened breach by Employee of this Section, or Sections 8 and 9 below, Employee agrees that irreparable harm would come to Employer under such circumstances, and that, in such event, Employer's remedy at law for such a breach or threatened breach would be inadequate and that Employer shall be entitled at its election, to injunctive relief, without the necessity of posting bond therefore, against such breach or threatened breach and to specific performance of this Agreement, in addition to any other remedies at law or in equity available to Employer for such breach or threatened breach, including the recovery of damages, court costs, and attorneys' fees.

          (c)   The restrictions and obligations in the preceding subparagraph (a) shall survive in perpetuity the termination of this Agreement and the termination of Employee's employment by Company.

        8.     OWNERSHIP AND ASSIGNMENT OF PROPRIETARY INFORMATION. Upon termination of Employee's employment with Employer or at Employer's request, Employee shall promptly deliver to Employer all documents, material and property in Employee's possession or control (such as drawings, notebooks, reports, sketches, records, fitness and nutritional plans, computer programs, and the like) whether delivered to Employee or made by Employee in the performance of services for Employer, relating in any way to Employee's employment and the business activities of Employer, and containing any data or information whatsoever, whether or not it is confidential. Employee further agrees that Employer is the sole owner of any formulas, information technology, processes, or other property rights created by Employee in the performance of services for Employer, including but not limited to, the right to use, sell, license or otherwise transfer to exploit the formulas, information technology, processes and other property rights and the right to make such changes in them and the uses thereof as Employer may from time to time determine. Employee hereby assigns to Employer, without further consideration, Employee's entire right, title, and interest worldwide, free and clear of all encumbrances, in and to all material, designs, and other property created for Employer by Employee pursuant to his employment during the term of this Agreement, all of which property shall be the sole property of Employer. Employee also agrees to cooperate with Employer both during and after the term of performance of this Agreement, in evidencing, maintaining, defending, obtaining and enforcing patents, trademarks, copyrights and other protection of Employer's right to formulas, processes and other property rights created pursuant to this Agreement. In the event Employer is unable for any reason to secure Employee's signature to any lawful and necessary documents required to apply for or execute any patent, trademark, copyright or other applications with respect to any property for which such an application may be presented (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as his agent and attorney-in-fact to act for and in his behalf and instead of Employee, to execute and file such application and to do all otherwise lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights, and other rights with the same legal force and effect as if executed by Employee.

        9.     RESTRICTIVE COVENANTS.

          a.     Employee agrees that during the Non-Competitive Period, as defined below, Employee shall not, directly or indirectly, as owner, partner, joint-venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, creditor, or in any capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with any business engaged in manufacturing, selling, marketing, developing, packaging, or distributing of vitamins, dietary supplements or nutritional supplements or any other product being manufactured, sold, developed, marketed or distributed by Employer, in any geographic area where, at the time of the termination of his employment hereunder, the business of the Employer was being conducted in any material way. The term "Non-Competitive Period" shall mean the period commencing on the date of his termination or resignation and ending on the later of the date which is two (2) years after the date of termination or one (1) year after final payment under any pay out provisions on termination.

          b.     During the Non-Competitive Period, Employee will not knowingly (i) initiate contact to hire, or attempt to hire, any Employee of the Employer or of any of the Employer's affiliated or subsidiary companies (if any); (ii) assist in such hiring by any other person; or (iii) encourage any such Employee to terminate his/her employment with the Employer or any such subsidiaries or affiliated entities.

          c.     If any portion of the restrictions set forth in this Section should for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not be adversely affected.

          d.     Employee agrees that the territorial and time limitations set forth in this Section are reasonable and properly required for the adequate protection of the business of the Employer. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the areas or period which such court shall have deemed reasonable. The restrictions in this section shall not apply if Employee is terminated without "just cause" as herein defined.

        10.   TERMINATION. The employment relationship established herein is "at will" and shall continue so until terminated by thirty (30) days written advance notice to the Employer or the Employee, unless the Employee is terminated by the Employer for "just cause." The provisions of Sections 7 through 11, 13, 15, and 17 shall remain in full force and effect following termination of Employee's employment with Employer.

          (a)   For Cause. If the Employee is terminated for "just cause," the Employer will give the Employee one (1) business day written advance notice. For all purposes under this Agreement, "just cause" shall mean (i) willful failure or unjustifiable neglect by the Employee to substantially perform his duties hereunder after written notice to Employee and subsequent failure to perform within five (5) business days, (ii) a willful act by the Employee which constitutes gross misconduct, (iii) a willful breach by the Employee of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company or its status as a public company. If Employee is terminated for just cause, Employee will not receive any salary or bonuses not earned as of the date of termination and all unexercised Options under the Option Agreement will terminate as of the date of termination.

          (b)   Without Cause. In the event that the Employee is terminated without just cause, Employee is entitled to receive two (2) years Base Salary payable over twenty four (24) equal monthly installments, and all of Employees un-vested options will vest immediately, and Employee shall have the right to exercise all vested options pursuant to the Option Agreement. Employee also is entitled to all salary or bonuses earned as of the date of termination.

          (c)   Resignation. In the event that Employee terminates his employment, Employee will not receive any salary or bonuses not earned as of the date of resignation. All Options under the Option Agreement that have not vested as of the date of Employee's resignation will terminate.

        11.   SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision. A Court or other tribunal is required upon a finding of invalidity of any provision of Section 7 to enforce the remainder of the invalid Sections or interpret the language to fully comply and satisfy the parties' interest.

        12.   WAIVER. No waiver of any of the provisions of this Agreement shall be deemed or constitute, a waiver of any other provision, whether or not similar, nor shall said waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        13.   NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed effective when personally delivered or, if mailed, when deposited in the U.S. Mail, postage prepaid, registered or certified, return receipt requested. Unless changed by written notice given to a party by the other, such notices shall be given to the Employer at the following address:

        VitaCube Systems Holdings, Inc.
        480 South Holly Street, Suite 5
        Denver, Colorado 80246
        Attention: Board of Directors

And such notices shall be given to Employee at the following address:

        Sanford D. Greenberg
        [withheld]

        14.   ASSIGNABILITY. The duties and obligations of Employee under this Agreement are personal unto him and may not be assigned or otherwise transferred, in whole or in part, by Employee, but rights of Employee under this Agreement shall inure to the benefit of Employee. Employer may assign this Agreement, or any benefit, duty or obligation thereof hereunder.

        15.   APPLICABLE LAW. The terms and conditions of this Agreement shall be construed under, governed by and enforced in accordance with the laws of the State of Colorado.

        16.   ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements, either oral or written, between the parties hereto with respect thereto. Any modifications to this Agreement must be made in writing and signed by both parties.

        17.   ARBITRATION. Any dispute relating to this Agreement, or to the Breach of this Agreement, except such as may concern Sections 7, 8, and 9, arising between the Employer and Employee, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), which arbitration may be initiated by any party hereto by written notice to the other of such party's desire to arbitrate the dispute. The arbitration proceedings shall take place in Denver, Colorado, and shall be administered by AAA. Colorado's Uniform Arbitration Act of 1975, C.R.S. §13-22-201 et seq. as amended, shall govern any arbitration under this Agreement. Employer's right to equitable relief set forth in Sections 7, 8, and 9 may be brought and enforced in any court of competent jurisdiction. Employee agrees and consents to the District Court of the City and County of Denver, State of Colorado, having jurisdiction over any such dispute.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year written above.

EMPLOYER:
VITACUBE SYSTEMS HOLDINGS, INC.
By:	Authorized officer
Date:

EMPLOYEE:
Sanford D. Greenberg
Date:

QuickLinks

EMPLOYMENT AGREEMENT BETWEEN VITACUBE SYSTEMS HOLDINGS, INC. AND SANFORD D. GREENBERG